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                                                                   EXHIBIT 10.79

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT (hereinafter referred to as the "Agreement") made and entered into this 1st day of June 2003, by and between Thomas P. Tanis, Jr., whose address is 400 Viewpoint Lane, Front Royal, Virginia 22630 hereinafter referred to as "Lessor") and Syndicated Food Service International, Inc. (hereinafter referred to as "Lessee").

                              W I T N E S S E T H:

         WHEREAS, Lessor is the fee owner of certain real property being, lying and situate in Warren County, Virginia, such real property having a street address of 57 Viewpoint Lane and 38 Viewpoint Lane, Front Royal, Virginia 22630 (collectively, the "Premises")

         WHEREAS, Lessor is desirous of leasing the Premises to Lessee upon the terms and conditions as contained herein; and

         WHEREAS, Lessee is desirous of leasing the Premises from Lessor on the terms and conditions as contained herein;

         NOW, THEREFORE, for and in consideration of the sum of TEN DOLLARS ($10.00), the covenants and obligations contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. TERM. Lessor leases to Lessee and Lessee leases from Lessor the above described Premises together with any and all appurtenances thereto, for a term of one [1] year(s), such term beginning on June 1, 2003, and ending at 12 o'clock midnight on May 31, 2003. The term may be extended with the written mutual agreement of Lessor and Lessee.

         2. RENT. The total rent for the term hereof is the sum of One Thousand Two Hundred and Fifty dollars ($1,250.00) payable on the 1st day of each month of the term to be paid upon the due execution of this Agreement. All such payments shall be made to Lessor at Lessor's address as set forth in the preamble to this Agreement on or before the due date and without demand.

         3. DAMAGE DEPOSIT. Upon the due execution of this Agreement, Lessee shall deposit with Lessor the sum of Ten DOLLARS ($10.00) receipt of which is hereby acknowledged by Lessor, as security for any damage caused to the Premises during the term hereof. Such deposit shall be returned to Lessee, without interest, and less any set off for damages to the Premises upon the termination of this Agreement.

         4. USE OF PREMISES. THE Premises shall be used and occupied by Lessee for the business purpose of housing Lessor's executive offices, and employees and guests respectively.

Lessee shall comply with any and all laws, ordinances, rules and orders of any and all governmental or quasi-governmental authorities affecting the cleanliness, use, occupancy and preservation of the Premises.

         5. CONDITION OF PREMISES. Lessee stipulates, represents and warrants that Lessee has examined the Premises, and that they are at the time of this Lease in good order, repair, and in a safe, clean and tenantable condition.

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         6. ASSIGNMENT AND SUB-LETTING. Lessee shall not assign this Agreement, or sub-let or grant any license to use the Premises.

         7. ALTERATIONS AND IMPROVEMENTS. Lessee shall make no alterations to the buildings or improvements on the Premises or construct any building or make any other improvements on the Premises without the prior written consent of Lessor.

         8. HAZARDOUS MATERIALS. Lessee shall not keep on the Premises any item of a dangerous, flammable or explosive character that might unreasonably increase the danger of fire or explosion on the Premises or that might be considered hazardous or extra hazardous by any responsible insurance company.

         9. UTILITIES. Lessee shall be responsible for arranging for and paying for all utility services required on the Premises.

         10. MAINTENANCE AND REPAIR; RULES. Lessee will, at its sole expense, keep and maintain the Premises and appurtenances in good and sanitary condition and repair during the term of this Agreement and any renewal thereof. Without limiting the generality of the foregoing, Lessee shall

         (a) Not obstruct the driveways, sidewalks, courts, entry ways, stairs and/or halls, which shall be used for the purposes of ingress and egress only;

         (b) Keep all windows, glass, window coverings, doors, locks and hardware in good, clean order and repair,

         (c) Not obstruct or cover the windows or doors;

         (d) Not leave windows or doors in an open position during any inclement weather;

         (e) Not hang any laundry, clothing, sheets, etc. from any window, rail, porch or balcony nor air or dry any of same within any yard area or space;

         (f) Not cause or permit any locks or hooks to be placed upon any door or window without the prior written consent of Lessor;

         (g) Keep all air conditioning filters clean and free from dirt;

         (h) Keep all lavatories, sinks, toilets, and all other water and plumbing apparatus in good order and repair and shall use same only for the purposes for which they were constructed. Lessee shall not allow any sweepings, rubbish, sand, rags, ashes or other substances to be thrown or deposited therein. Any damage to any such apparatus and the cost of clearing stopped plumbing resulting from misuse shall be borne by Lessee;

         (i) And Lessee's employees and guests shall at all times maintain order in the Premises and at all places on the Premises, and shall not make or permit any loud or improper noises, or otherwise disturb other residents;

         (j) Keep all radios, television sets, stereos, phonographs, etc., turned down to a level of sound that does not annoy or interfere with other residents;

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         (k) Deposit all trash, garbage, rubbish or refuse in the locations provided therefore and shall not allow any trash, garbage, rubbish or refuse to be deposited or permitted to stand on the exterior of any building or within the common elements;

         11. DAMAGE TO PREMISES. In the event the Premises are destroyed or rendered wholly untenantable by fire, storm, earthquake, or other casualty not caused by the negligence of Lessee, this Agreement shall terminate from such time except for the purpose of enforcing rights that may have then accrued hereunder. The rental provided for herein shall then be accounted for by and between Lessor and Lessee up to the time of such injury or destruction of the Premises, Lessee paying rentals up to such date and Lessor refunding rentals collected beyond such date. Should a portion of the Premises thereby be rendered untenantable, the Lessor shall have the option of either repairing such injured or damaged portion or terminating this Lease. In the event that Lessor exercises its right to repair such untenantable portion, the rental shall abate in the proportion that the injured parts bears to the whole Premises, and such part so injured shall be restored by Lessor as speedily as practicable, after which the full rent shall recommence and the Agreement continue according to its terms.

         12. INSPECTION OF PREMISES. Lessor and Lessor's agents shall have the right at all reasonable times during the term of this Agreement and any renewal thereof to enter the Premises for the purpose of inspecting the Premises and all buildings and improvements thereon. And for the purposes of making any repairs, additions or alterations as may be deemed appropriate by Lessor for the preservation of the Premises or the building. Lessor and its agents shall further have the right to exhibit the Premises and to display the usual "for sale", "for rent" or "vacancy" signs on the Premises at any time within forty-five (45) days before the expiration of this Lease. The right of entry shall likewise exist for the purpose of removing placards, signs, fixtures, alterations or additions, but do not conform to this Agreement or to any restrictions, rules or regulations affecting the Premises.

         13. SUBORDINATION OF LEASE. This Agreement and Lessee's interest hereunder are and shall be subordinate, junior and inferior to any and all mortgages, liens or encumbrances now or hereafter placed on the Premises by Lessor, all advances made under any such mortgages, liens or encumbrances (including, but not limited to, future advances), the interest payable on such mortgages, liens or encumbrances and any and all renewals, extensions or modifications of such mortgages, liens or encumbrances.

         14. LESSEE'S HOLD OVER. If Lessee remains in possession of the Premises with the consent of Lessor after the natural expiration of this Agreement, a new tenancy from month-to-month shall be created between Lessor and Lessee which shall be subject to all of the terms and conditions hereof except that rent shall then be due and owing at One Thousand Two Hundred and Fifty Dollars ($1,250.00) per month and except that such tenancy shall be terminable upon thirty (30) days written notice served by either party.

         15. SURRENDER OF PREMISES. Upon the expiration of the term hereof, Lessee shall surrender the Premises in as good a state and condition as they were at the commencement of this Agreement, reasonable use and wear and tear thereof and damages by the elements excepted.

         16. ANIMALS. Lessee shall be entitled to keep no animals or pets.

         17. QUIET ENJOYMENT. Lessee, upon payment of all of the sums referred to herein as being payable by Lessee and Lessee's performance of all Lessee's agreements contained herein and Lessee's observance of all rules and regulations, shall and may peacefully and quietly have, hold and enjoy said Premises for the term hereof.

         18. INDEMNIFICATION. Lessor shall not be liable for any damage or injury of or to the Lessee, Lessee guests, invitees, agents or employees or to any person entering the Premises or the building of which

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the Premises are a part or to goods or equipment, or in the structure or equipment of the structure of which the Premises are a part, and Lessee hereby agrees to indemnify, defend and hold Lessor harmless from any and all claims or assertions of every kind and nature.

         19. DEFAULT. If Lessee fails to comply with any of the material provisions of this Agreement, other than the covenant to pay rent, or of any present rules and regulations or any that may be hereafter prescribed by Lessor, or materially fails to comply with any duties imposed on Lessee by statute, within seven (7) days after delivery of written notice by Lessor specifying the non-compliance and indicating the intention of Lessor to terminate the Lease by reason thereof, Lessor may terminate this Agreement.

         If Lessee fails to pay rent when due and the default continues for seven (7) days thereafter, Lessor may, at Lessor's option, declare the entire balance of rent payable hereunder to be immediately due and payable and may exercise any and all rights and remedies available to Lessor at law or in equity or may immediately terminate this Agreement.

         20. LATE CHARGE. In the event that any payment required to be paid by Lessee hereunder is not made within three (3) days of when due, Lessee shall pay to Lessor, in addition to such payment or other charges due hereunder, a "late fee" in the amount of One Hundred Dollars ($100.00).

         21. ABANDONMENT. If at any time during the term of this Agreement Lessee abandons the Premises or any part thereof, Lessor may, at Lessor's option, obtain possession of the Premises in the manner provided by law, and without becoming liable to Lessee for damages or for any payment of any kind whatever. Lessor may, at Lessor's discretion, as agent for Lessee, relet the Premises, or any part thereof, for the whole or any part thereof, for the whole or any part of the then unexpired term, and may receive and collect all rent payable by virtue of such reletting, and, at Lessor's option, hold Lessee liable for any difference between the rent that would have been payable under this Agreement during the balance of the unexpired term, if this Agreement had continued in force, and the net rent for such period realized by Lessor by means of such reletting. If Lessor's right of reentry is exercised following abandonment of the Premises by Lessee, then Lessor shall consider any personal property belonging to Lessee and left on the Premises to also have been abandoned, in which case Lessor may dispose of all such personal property in any manner Lessor shall deem proper and Lessor is hereby relieved of all liability for doing so.

         22. ATTORNEYS' FEES. Should it become necessary for Lessor to employ an attorney to enforce any of the conditions or covenants hereof, including the collection of rentals or gaining possession of the Premises, Lessee agrees to pay all expenses so incurred, including a reasonable attorneys' fee.

         23. RECORDING OF AGREEMENT. Lessee shall not record this Agreement on the Public Records of any public office. In the event that Lessee shall record this Agreement, this Agreement shall, at Lessor's option, terminate immediately and Lessor shall be entitled to all rights and remedies that it has at law or in equity.

         24. GOVERNING LAW. This Agreement shall be governed, construed and interpreted by, through and under the Laws of the Commonwealth of Virginia.

         25. SEVERABILITY. If any provision of this Agreement or the application thereof shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Agreement nor the application of the provision to other persons, entities or circumstances shall be affected thereby, but instead shall be enforced to the maximum extent permitted by law.

         26. BINDING EFFECT. The covenants, obligations and conditions herein contained shall be binding on and inure to the benefit of the heirs, legal representatives, and assigns of the parties hereto.

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         27. DESCRIPTIVE HEADINGS. The descriptive headings used herein are for convenience of reference only and they are not intended to have any effect whatsoever in determining the rights or obligations of the Lessor or Lessee.

         28. CONSTRUCTION. The pronouns used herein shall include, where appropriate, either gender or both, singular and plural.

         29. NON-WAIVER. No indulgence, waiver, election or non-election by Lessor under this Agreement shall affect Lessee's duties and liabilities hereunder.

         30. MODIFICATION. The parties hereby agree that this document contains the entire agreement between the parties and this Agreement shall not be modified, changed, altered or amended in any way except through a written amendment signed by all of the parties hereto.

         IN WITNESS WHEREOF, the parties have caused these presents to be duly executed:

"Lessor"

/s/ Thomas P. Tanis, Jr.
------------------------
Thomas P. Tanis, Jr.

As to Lessee effective as at the 1st Day of June 2003.

"Lessee"

/s/ Ronald W. Johnston
------------------------
Syndicated Food Service International, Inc.

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